Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas
Attention: Mirko Mieth
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 – 1663
(Name, address and telephone number of agent for service)

T-Mobile US, Inc.
 (Exact name of obligor as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

T-Mobile USA, Inc.
 (Exact name of obligor as specified in its charter)

Delaware	91-1983600
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006
(Address of principal executive offices)	(Zip code)

Additional Registrants
(See Table of Additional Registrants on next page)

Debt Securities
 (Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Alda Wireless Holdings, LLC	Delaware	48-1165243
American Telecasting Development, LLC	Delaware	84-1265444
American Telecasting of Anchorage, LLC	Delaware	84-1262010
American Telecasting of Columbus, LLC	Delaware	84-1262011
American Telecasting of Denver, LLC	Delaware	84-1261970
American Telecasting of Fort Myers, LLC	Delaware	59-3062505
American Telecasting of Ft. Collins, LLC	Delaware	84-1261954
American Telecasting of Green Bay, LLC	Delaware	84-1266405
American Telecasting of Lansing, LLC	Delaware	84-1261958
American Telecasting of Lincoln, LLC	Delaware	84-1261960
American Telecasting of Little Rock, LLC	Delaware	84-1261961
American Telecasting of Louisville, LLC	Delaware	84-1261962
American Telecasting of Medford, LLC	Delaware	84-1295907
American Telecasting of Michiana, LLC	Delaware	84-1261952
American Telecasting of Monterey, LLC	Delaware	84-1266408
American Telecasting of Redding, LLC	Delaware	84-1295911
American Telecasting of Santa Barbara, LLC	Delaware	84-1261969
American Telecasting of Seattle, LLC	Delaware	54-1540851
American Telecasting of Sheridan, LLC	Delaware	84-1295909
American Telecasting of Yuba City, LLC	Delaware	84-1295906
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless of South Carolina, LLC	Delaware	Not applicable
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Boost Worldwide, LLC	Delaware	74-3027523
Broadcast Cable, LLC	Delaware	35-1751776
Clear Wireless LLC	Nevada	26-3821888
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Hawaii Partners Spectrum, LLC	Nevada	Not applicable
Clearwire IP Holdings LLC	New York	Not applicable
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	Not applicable
Clearwire Spectrum Holdings III LLC	Nevada	Not applicable
Clearwire Spectrum Holdings LLC	Nevada	Not applicable
Clearwire XOHM LLC	Delaware	26-3791783
Fixed Wireless Holdings, LLC	Delaware	75-3120884
Fresno MMDS Associates, LLC	Delaware	Not applicable
IBSV LLC	Delaware	91-2116910
Independent Wireless One Leased Realty Corporation	Delaware	16-1583547
Kennewick Licensing, LLC	Delaware	36-4165282

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Layer3 TV, Inc.	Delaware	46-3757801
L3TV Chicagoland Cable System, LLC	Delaware	32-0513278
L3TV Colorado Cable System, LLC	Delaware	30-0960088
L3TV Dallas Cable System, LLC	Delaware	61-1811814
L3TV DC Cable System, LLC	Delaware	36-4854339
L3TV Detroit Cable System, LLC	Delaware	36-4906175
L3TV Los Angeles Cable System, LLC	Delaware	37-1852327
L3TV Minneapolis Cable System, LLC	Delaware	32-0590383
L3TV New York Cable System, LLC	Delaware	61-1854933
L3TV Philadelphia Cable System, LLC	Delaware	37-1906122
L3TV San Francisco Cable System, LLC	Delaware	32-0575200
L3TV Seattle Cable System, LLC	Delaware	36-4919336
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
MinorCo, LLC	Delaware	48-1165243
Nextel Communications of the Mid-Atlantic, Inc.	Delaware	52-1653244
Nextel of New York, Inc.	Delaware	22-3130302
Nextel Retail Stores, LLC	Delaware	54-2021574
Nextel South Corp.	Georgia	58-2038468
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
PCTV Gold II, LLC	Delaware	06-1419676
PCTV Sub, LLC	Delaware	26-2671511
People’s Choice TV of Houston, LLC	Delaware	74-2629878
People’s Choice TV of St. Louis, LLC	Delaware	43-1654858
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, Inc.	Delaware	46-2545203
SFE 1, LLC	Delaware	46-5109647
SFE 2, LLC	Delaware	46-5109902
SIHI New Zealand Holdco, Inc.	Kansas	73-1651896
SN Holdings (BR I) LLC	Delaware	Not applicable
SpeedChoice of Detroit, LLC	Delaware	06-1419673
SpeedChoice of Phoenix, LLC	Delaware	86-0771395
Sprint (Bay Area), LLC	Delaware	59-3155549
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications Company L.P.	Delaware	43-1408007

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Sprint Communications Company of New Hampshire, Inc.	New Hampshire	43-1532102
Sprint Communications Company of Virginia, Inc.	Virginia	75-2019023
Sprint Communications, Inc.	Kansas	48-0457967
Sprint Connect LLC	Delaware	Not applicable
Sprint Corporation	Delaware	46-1170005
Sprint Corporation	Kansas	20-3883706
Sprint Corporation	Missouri	43-1107665
Sprint eBusiness, Inc.	Kansas	48-1219671
Sprint Enterprise Mobility, LLC	Delaware	20-3806042
Sprint Enterprise Network Services, Inc.	Kansas	74-2845682
Sprint eWireless, Inc.	Kansas	48-1238831
Sprint International Communications Corporation	Delaware	04-2509782
Sprint International Holding, Inc.	Kansas	74-2808272
Sprint International Incorporated	Delaware	13-3020365
Sprint International Network Company LLC	Delaware	Not applicable
Sprint PCS Assets, L.L.C.	Delaware	33-0783958
Sprint Solutions, Inc.	Delaware	47-0882463
Sprint Spectrum Holding Company, LLC	Delaware	48-1165242
Sprint Spectrum L.P.	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
Sprint/United Management Company	Kansas	48-1077227
SprintCom, Inc.	Kansas	48-1187511
SWV Six, Inc.	Colorado	84-1286920
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources Corporation	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile Subsidiary IV LLC	Delaware	91-2116909
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
Theory Mobile, Inc.	Delaware	81-2501674
Transworld Telecom II, LLC	Delaware	26-2670333
US Telecom, Inc.	Kansas	48-0934012
USST of Texas, Inc.	Texas	43-1499027
Utelcom LLC	Kansas	48-0940607
Virgin Mobile USA – Evolution, LLC	Delaware	81-2831078

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
VMU GP, LLC	Delaware	Not applicable
WBS of America, LLC	Delaware	26-2671254
WBS of Sacramento, LLC	Delaware	36-3939511
WBSY Licensing, LLC	Delaware	36-4046585
WCOF, LLC	Delaware	26-2436251
Wireless Broadband Services of America, L.L.C.	Delaware	36-4196556
Wireline Leasing Co., Inc.	Delaware	26-3945313

(1)          The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

Debt Securities
 (Title of the Indenture securities)

Item   1.          General Information.

    Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, approved March 29, 2019, incorporated herein by reference to Exhibit S-3ASR filed with Form T-1 Statement, Registration No. 333-236787.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 4th day of September, 2020.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Office of the Comptroller of the Currency	OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires November 30, 2020 Page 1 of 87

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business June 30, 2020	20200630
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

07/30/2020
Date of Signature	Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

(a)
Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)
Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov.		DEUTSCHE BANK TRUST COMPANY AMERICAS
		Legal Title of Bank (RSSD 9017)

		New York
		City (RSSD 9130)
FDIC Certificate Number	623
	(RSSD 9050)	NY	10005
		State Abbreviation (RSSD 9200)	Zip Code (RSSD 9220)

		Legal Entity Identifier (LEI)
		8EWQ2UQKS07AKK8ANH81
		(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 51.02 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041 Page 17 of 87 RC-1

Consolidated Report of Condition for Insured Banks
and Savings Associations for June 30, 2020

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCON	Amount
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin(1)			0081	33,000	1.a.
	b.	Interest-bearing balances(2)			0071	17,254,000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)(3)			JJ34	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	235,000	2.b.
	c.	Equity securities with readily determinable fair values not held for trading(4)			JA22	6,000	2.c.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold			B987	0	3.a.
	b.	Securities purchased under agreements to resell(5, 6)			B989	13,525,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a.
	b.	Loans and leases held for investment	B528	12,252,000			4.b.
	c.	LESS: Allowance for loan and lease losses	3123	31,000			4.c.
	d.	Loans and leases held for investment, net of allowance (item 4.b minus 4.c)(7)			B529	12,221,000	4.d.
5.	Trading assets (from Schedule RC-D)				3545	0	5.
6.	Premises and fixed assets (including capitalized leases)				2145	14,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	1,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9.	Direct and indirect investments in real estate ventures				3656	0	9.
10.	Intangible assets (from Schedule RC-M)				2143	19,000	10.
11.	Other assets (from Schedule RC-F)(6)				2160	1,899,000	11.
12.	Total assets (sum of items 1 through 11)				2170	45,207,000	12.

Liabilities
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	32,975,000	13.a.
		(1) Noninterest-bearing(8)	6631	10,695,000			13.a.(1)
		(2) Interest-bearing	6636	22,280,000			13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased(9)			B993	0	12.a.
	b.	Securities sold under agreements to repurchase(10)			B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)				3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)				3190	380,000	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures(11)				3200	0	19.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.
Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2. should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

4.
Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5.	Includes all securities resale agreements, regardless of maturity.
6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.
11.	Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041 Page 18 of 87 RC-2

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Amount
Liabilities—continued
20.	Other liabilities (from Schedule RC-G)		2930	2,134,000	20.
21.	Total liabilities (sum of items 13 through 20)		2948	35,489,000	21.
22.	Not applicable

Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838	0	23.
24.	Common stock		3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839	932,000	25.
26.	a	Retained earnings	3632	6,660,000	26.a.
	b	Accumulated other comprehensive income(1)	B530	(1,000)	26.b.
	c	Other equity capital components(2)	A130	0	26.c.
27.	a	Total bank equity capital (sum of items 23 through 26.c)	3210	9,718,000	27.a.
	b	Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)		G105	9,718,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300	45,207,000	29.

Memoranda
To be reported with the March Report of Condition.
1.
Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2019
	RCON	Number
	6724	NA	M.1.

1a =
An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution
2b =
An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

1b =
An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
	3 =	This number is not to be used
	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
2a =
An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
	6 =	Review of the bank’s financial statements by external auditors
	7 =	Compilation of the bank’s financial statements by external auditors
	8 =	Other audit procedures (excluding tax preparation work)
	9 =	No external audit work

To be reported with the March Report of Condition.		RCON	Date
2.	Bank’s fiscal year-end date (report the date in MMDD format)	8678	NA	M.2.

1.	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.